UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 25, 2009

Changda International Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-53566	98-0521484
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2870-Agricultural
Chemicals	0001417624
(Standard Industrial	(Central Index Key)
Classification)

10th Floor Chenhong Building No. 301
East Dong Feng Street
Weifang, Peoples Republic of China
(Address of principal executive offices, including zip code)

86 1586 311 1662
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01         Other Events.

Changda International Holdings, Inc.  (the “Company”) is a Nevada corporation with its shares of common stock registered under Section 12(g) of the United States Securities Exchange Act of 1934, as amended. The Company files annual and other reports with the United States Securities and Exchange Commission (the “SEC”). On March 25, 2009 the Company received a cease trade order (the “CTO”) from the British Columbia Securities Commission (the “BCSC”).  The CTO has effect only in the Province of British Columbia, and the Company’s common stock continues to trade on the Over the Counter Bulletin Board (“OTCBB”) in the United States and other jurisdictions outside of the Province of British Columbia.

The acts giving rise to the Company’s BCSC reporting requirements occurred when the Company’s name was Promodoeswork.com, Inc, and predate the Company’s acquisition of Changda International, LTD.

By its terms, the CTO was issued for failure to file reports with the BCSC pursuant to National Instrument 51-102 Continuous Disclosure Obligations (“NI 51-102”).  The BCSC maintains that the reporting requirement has arisen from the Company’s former Director, Louis Waldman, maintaining residence in British Columbia from September 15, 2008 until Mr. Waldman resigned from the company on January 15, 2009.   The BCSC is of the opinion that the Company was directed or administered from Mr. Waldman’s residence in British Columbia after the company changed its corporate address on September 12, 2008.  The Company has retained legal counsel to effect compliance with the BCSC filing requirements and expects to be fully compliant and to apply to have the CTO lifted in approximately three weeks from the issuance of the CTO.

The CTO has resulted in a “Caveat Emptor” symbol being placed on the Company’s listing on the Pink-Sheets electronic quotations page.  The Company fully expects to have the Caveat Emptor symbol removed from its listing on the Pink-Sheets upon completion of its filings with the BCSC.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit                 Exhibit Description

99.1  March 25, 2009 Cease Trade Order of the British Columbia Securities Commission

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 31, 2009	By: /s/ Jan Pannemann /s/
Jan Pannemann
Corporate Secretary